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                                 EXHIBIT 23(a)

                         CONSENT OF ERNST & YOUNG, LLP


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                                                                   EXHIBIT 23(a)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Proxy Statement/Prospectus of Merchants and Manufacturer's Bancorporation, Inc. that is made a part of the Registration Statement (Form S-4) of Merchants and Manufacturer's Bancorporation, Inc. and to the use of our report dated
February 29, 2000, incorporated by reference in the Company's 1999 Annual Report to Shareholders on Form 10-K, incorporated by reference in the above noted Form S-4 filed on our about November 3, 2000 for the registration of shares of its common stock in connection with its merger with CBOC, Inc.

Additionally, we consent to the reference to our firm under the caption "Experts" in the Proxy Statement/Prospectus of Merchants and Manufacturer's Bancorporation, Inc. that is made a part of the Registration Statement (Form S-4) of Merchants and Manufacturer's Bancorporation, Inc. and to the use of our report dated August 8, 2000 related to CBOC, Inc. included in the above noted Form S-4 filed on or about November 3, 2000 for the registration of shares of its common stock in connection with its merger with CBOC, Inc.


                                        /s/ Ernst & Young LLP
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                                        Ernst & Young LLP






Milwaukee, Wisconsin
November 3, 2000